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                                                                   EXHIBIT 23.5




                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 1997, with respect to the financial statements of Bonray Drilling Corporation included in the Registration Statement (Form S-4) of Nabors Industries, Inc. and related Prospectus and Proxy Statement of Nabors Industries, Inc. and Bayard Drilling Technologies, Inc.



                                     /s/ ERNST & YOUNG LLP

                                         ERNST & YOUNG LLP

Oklahoma City, Oklahoma
February 12, 1999